UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 30, 2013

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                  (609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ROMA FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 30, 2013, the Company held its annual meeting of shareholders at which the following items were voted on.

(1)
Approval of the Agreement and Plan of Merger, dated as of December 19, 2012, by and among Investors Bank, Investors Bancorp, Inc. and Investors Bancorp, MHC and (ii) Roma Bank, Roma Financial Corporation and Roma Financial Corporation, MHC.

ALL SHARES OUTSTANDING

For	Against	Abstain	Broker Non-Vote
27,616,546	245,560	23,350	914,639

PUBLIC STOCKHOLDERS ONLY

For	Against	Abstain	Broker Non-Vote
5,031,551	245,560	23,350	914,639

(2)	Approval of a non-binding advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
27,438,549	405,932	40,975	914,639

(3)	Election of Directors

Nominee	For	Withheld	Broker Non-Vote

Robert C. Albanese	26,895,654	989,802	914,639
William J. Walsh, Jr.	27,722,438	163,018	914,639

There were no abstentions in the election of directors.

(4)	Ratification of appointment of ParenteBeard LLC as independent auditors for the fiscal year ending December 31, 2013.

For	Against	Abstain
28,704,029	65,516	30,550

There were no broker non-votes on the ratification of auditors.

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(5)	A proposal to adjourn the meeting to a later date or date if there were not enough votes to approve the Merger Agreement.

For	Against	Abstain
28,374,653	393,384	32,058

There were no broker non-votes on the adjournment proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: May 31, 2013	By:	/s/ Sharon L. Lamont
Sharon L. Lamont Chief Financial Officer